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                           AMENDED AND RESTATED BYLAWS
                                       OF
                           WORLDWIDE XCEED GROUP, INC.
                            (A DELAWARE CORPORATION)

                                   ARTICLE I

                                     OFFICES

     SECTION 1.1. REGISTERED OFFICES. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The board of directors may change the registered office.

     SECTION 1.2. OTHER OFFICES. The Corporation may have such other offices, either within or outside of the State of Delaware, as the business of the Corporation may require from time to time.


                                   ARTICLE II

                                  STOCKHOLDERS

     SECTION 2.1. ANNUAL MEETING. An annual meeting of the stockholders shall be held on such date and time as may be determined by resolution of the board of directors. In the absence of such designation, an annual meeting of the stockholders shall be held on the first Thursday in February of each year at 10:00 a.m. (EST); provided, however, that if in any year such date is a legal holiday, such meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders shall elect directors to hold office for the term provided in Section 3.1 of these Bylaws and may transact only such other business as may properly come before such meeting.

     SECTION 2.2. SPECIAL MEETING. A special meeting of the stockholders may be called at any time by the chief executive officer, the board of directors, or by such other officers or persons duly designated by the board of directors by resolution. No other person or persons are permitted to call a special meeting.

     SECTION 2.3. PLACE OF MEETINGS. The board of directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. In the alternative, the board of directors may determine that the meeting shall not be held in any place, but may instead be held by means of electronic communication, upon such guidelines as the board of directors shall determine consistent with Section 2.11 of the General Corporation Law of the State of Delaware, as amended. If no such place or electronic means of communication is designated by the board of directors, the meeting will be held at the principal business office of the Corporation.

     SECTION 2.4. NOTICE OF MEETINGS. (a) Unless waived as herein provided, whenever stockholders are required or permitted to take any action at a meeting, notice of the



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meeting shall be given in writing (including, without limitation, by electronic transmission) stating the place if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and (i) in the case of a special meeting, the purpose or purposes for which the meeting is called (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election. Such written notice (including, without limitation, by electronic transmission) shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting (except that in the event of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of all or substantially all of the Corporation's property, business or assets not less than twenty (20) days before the date of the meeting). If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder's address as it appears on the records of the Corporation. If notice is given by facsimile transmission, notice is deemed to be given when directed to a number at which the stockholder has consented to receive notice. If notice is given by electronic mail, notice is deemed to be given when directed to an electronic mail address at which the stockholder has consented to receive notice OR if notice is given by posting on an electronic network together with separate notice to the stockholder of such specific posting notice is deemed to be given upon the later of (a) such posting and (b) the giving of such separate notice. If notice is given by any other means of electronic transmission, notice is deemed to be given when directed to the stockholder. Moreover, an affidavit of the mailing or other means of giving any notice of any stockholders meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

(b) Notwithstanding the foregoing, notice given to stockholders by electronic mail or other electronic transmission shall be effective provided that notice is given by a form of electronic mail or other electronic transmission consented to by the stockholders to whom the notice is given. Any such consent is revocable by the stockholder by written notice to the Corporation. Consent shall be deemed to be given by any stockholder that provides an electronic mail or other electronic transmission address to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver two consecutive notices by electronic transmission and (ii) such inability becomes known to the corporate secretary, any assistant secretary or the transfer agent or such other person responsible for giving notice, provided however that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) When a meeting is adjourned to another time or place, if any, in accordance with Section 2.5 of these Bylaws, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and voting, at such adjourned meeting are announced at the meeting in which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of


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the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(d) Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, (1) nominations for the election of directors and (2) business proposed to be brought before any stockholder meeting may be made by the board of directors or proxy committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally if such nomination or business proposed is otherwise proper business before such meeting. However, any such stockholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting, or both, only if such stockholder has given timely notice in proper written form of their intent to make such nomination or nominations or to propose such business. To be timely, such stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation addressed to the secretary of the corporation not less than one hundred twenty (120) calendar days in advance of the date specified in the corporation's proxy statement as the mailing date for the previous year's proxy statement for the annual meeting of stockholders; provided, however, that if the date of the annual meeting has been changed by more than sixty (60) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. To be in proper form, a stockholder's notice to the corporation shall set forth:

     (i) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

     (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

     (iii) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

     (iv) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the board of directors; and

     (v) if applicable, the consent of each nominee to serve as director of the corporation if so elected.



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         The chairman of the meeting shall refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.

     SECTION 2.5. QUORUM AND ADJOURNED MEETINGS. Unless otherwise provided by law or the Certificate of Incorporation, a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the shares entitled to vote at a meeting of stockholders is present in person or represented by proxy at such meeting, then either the chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time without further notice, subject to the provisions of Section 2.4(c). At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If a quorum be initially present at any meeting or adjourned meeting, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken is approved by a majority of the stockholders initially constituting the quorum, unless a greater vote is required by law or the Certificate of Incorporation.

     SECTION 2.6. RECORD DATE. (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

(b) For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is established by the board of directors, and which date shall not be more than ten (10) days after the date on which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal office, or an officer or agent of the Corporation having custody of the book in which the proceedings of meetings of stockholders are recorded. Delivery to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by law, the record date for determining stockholders' consent to corporate action in writing without a meeting shall be the close of business on the day on which the board of directors adopts the resolution taking such prior action.



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(c) For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the board of directors adopts the resolution relating thereto.

     SECTION 2.7. VOTING LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Unless otherwise required by law, the Corporation shall not be required to include electronic mail or other electronic contact information in such list of stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder that is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network and at a place specified in the notice of meeting, and the information required to access such list shall be provided with the notice of the meeting.

     SECTION 2.8. VOTING. Unless otherwise provided by the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by each stockholder. The vote of the holders of a majority of the stock having voting power present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which, by express provision of the laws of the State of Delaware or of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of the question. Directors shall be elected by plurality of the votes of the shares present in person or represented by a proxy at the meeting entitled to vote on the election of directors.

     Voting at any meeting of the stockholders need not be by ballot, unless otherwise provided in the certificate of incorporation.

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.6 of these bylaws, subject to the provisions of



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Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

     Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting, it will be conclusively presumed that the stockholder's vote is with respect to all shares which the stockholder is entitled to vote.

     SECTION 2.9. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, telefacsimile or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware.

     SECTION 2.10. RATIFICATION OF ACTS OF DIRECTORS AND OFFICERS. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.

     SECTION 2.11. INFORMAL ACTION BY STOCKHOLDERS. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and delivered by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate with any governmental body, if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by law concerning any vote of stockholders, that written consent had been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law, and that written notice has been given as provided in such section.



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     SECTION 2.12. ORGANIZATION. Such person as the board of directors may designate or, in the absence of such designation, the chief executive officer, or in the absence of the chief executive officer, the chairman of the board, or, in the absence of the chief executive officer and the chairman of the board, one of the corporation's vice presidents, shall call the meeting of the stockholders to order, and shall act as chairman of the meeting. In the absence of the chief executive officer, the chairman of the board and all of the vice presidents, the stockholders shall appoint a chairman for such meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the chairman of the meeting may appoint any person to act as secretary of the meeting.


                                  ARTICLE III

                                    DIRECTORS

     SECTION 3.1. POWERS. Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     SECTION 3.2. NUMBER AND TENURE OF DIRECTORS. The board of directors of the Corporation shall consist of nine (9) members. The number of directors may be changed by an amendment to this bylaw, duly adopted by the board of directors, or by a duly adopted amendment to the certificate of incorporation. Each director, including any director elected or appointed to fill a vacancy, shall hold office until the next succeeding annual meeting of the stockholders or until such director's successor is elected and qualified or until such director's earlier resignation or removal. Any director may resign effective on giving written notice to the chairman of the board, the chief executive officer, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective. Such written notice may include notice by means of electronic transmission.

     SECTION 3.3. ELECTION OF DIRECTORS. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.10 of these Bylaws. In all elections for directors, every stockholder shall have the right to vote the number of shares owned by such stockholder for each director to be elected, unless otherwise provided in the Certificate of Incorporation. Directors shall be elected by plurality of the votes of the shares present in person or represented by a proxy at the meeting entitled to vote on the election of directors.

     SECTION 3.4. REGULAR MEETINGS. Regular meetings of the board of directors may be held without notice at such time as shall from time to time be determined by the board.



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     SECTION 3.5. ANNUAL MEETINGS. The first meeting of each newly elected board of directors shall be held immediately following the adjournment of the annual meeting of the stockholders at the same place as such annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. If such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     SECTION 3.6. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer or at least one-third of the number of directors constituting the whole board. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the board of directors called by them.

     SECTION 3.7. NOTICE OF SPECIAL MEETINGS. Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, telecopy or telegram, charges prepaid or electronic mail transmission, addressed to each director at that director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least three (3) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone, electronic mail transmission, telecopy or telegram, it shall be delivered personally or by telephone, electronic transmission or by telegraph at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the corporation. An affidavit of notice of any board meeting, executed by the secretary or an assistant secretary giving the notice, shall be prima facie evidence of the giving of such notice.

     SECTION 3.8. QUORUM AND ADJOURNED MEETINGS. A majority of the total number of directors fixed by these Bylaws, or in the absence of a bylaw which fixes the number of directors, the number stated in the Certificate of Incorporation or named by the incorporators, shall constitute a quorum for the transaction of business. If less than a majority of the directors are present at a meeting of the board of directors, a majority of the directors present may adjourn the meeting to another time and/or place from time to time without further notice. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the quorum for that meeting.

     SECTION 3.9. VOTING. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the Delaware General Corporation Law or the Certificate of Incorporation requires a vote of a greater number.



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     SECTION 3.10. VACANCIES. Vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum). Each director so elected shall hold office for a term expiring at the next annual meeting of the stockholders.

     SECTION 3.11. REMOVAL OF DIRECTORS. Any director, or the entire board of directors, may be removed from office at any time, by the affirmative vote of the holders of a majority of the shares then entitled to vote in an election of directors.

     SECTION 3.12. INFORMAL ACTION BY DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board of directors or committee, as the case may be, consent thereto in writing (including, without limitation, by electronic transmission), and copies of the writing or writings are filed with the minutes of proceedings of the board of directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

     SECTION 3.13. PLACE OF MEETINGS; PARTICIPATION BY CONFERENCE TELEPHONE. Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation. Any meeting of the board, regular or special, may be held by conference telephone or other communication equipment, so long as all directors participating in the meeting can hear one another; and all such participating directors shall be deemed to be present in person at the meeting.

     SECTION 3.14. ORGANIZATION. Meetings of the board of directors shall be presided over by the chief executive officer or in his or her absence by the chairman, if any, or in his or her absence by the vice chairman of the board, if any, or in his or her absence by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.


                                   ARTICLE IV

                                WAIVER OF NOTICE

     SECTION 4.1. WRITTEN WAIVER OF NOTICE. A written waiver (including, without limitation, by ELECTRONIC transmission) of any required notice, signed or sent by the person entitled to notice, whether before or after the date stated therein, shall be deemed equivalent to



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notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

     SECTION 4.2. ATTENDANCE AS WAIVER OF NOTICE. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.


                                    ARTICLE V

                                   COMMITTEES

     The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one (1) or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member at any meeting of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger, pursuant to Section 253 of the Delaware General Corporation Law.


                                   ARTICLE VI

                                    OFFICERS

     SECTION 6.1. GENERAL PROVISIONS. The board of directors shall elect a President and a Secretary of the Corporation. The board of directors may also elect a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such additional officers as the board of directors may deem necessary or appropriate from time to time. Any two or more offices may be held by the same person. The officers elected by the board of directors shall have such duties as are hereafter described and such additional duties as the board of directors may from time to time prescribe.



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     SECTION 6.2. ELECTION AND TERM OF OFFICE. Unless a term of office shall otherwise be designated by the board of directors, the officers of the Corporation shall be elected annually by the board of directors at the regular meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. New offices of the Corporation may be created and filled and vacancies in offices may be filled at any time, at a meeting or by the written consent of the board of directors. Unless removed pursuant to Section 6.3 of these Bylaws, each officer shall hold office until his successor has been duly elected and qualified, or until his earlier death or resignation. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 6.3. REMOVAL OF OFFICERS. Any officer or agent elected or appointed by the board of directors may be removed by the board of directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person(s) so removed. Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

     SECTION 6.4. CHIEF EXECUTIVE OFFICER. The board of directors shall designate whether the Chairman of the Board, if one shall have been chosen, the President, or another person shall be the Chief Executive Officer of the Corporation. If a Chairman of the Board has not been chosen, or if one has been chosen but not designated by the board of directors as the Chief Executive Officer, then the President or such other person designated by the board of directors shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the board of directors. The Chief Executive Officer shall preside at all meetings of the stockholders and of the board of directors unless such authority shall be expressly delegated by him to the Chairman. The Chief Executive Officer shall see that orders and resolutions of the board of directors are carried into effect. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the board of directors or by these Bylaws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to the board of directors.

     SECTION 6.5. PRESIDENT. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, and only if the Chairman of the Board or another person has been designated by the board of directors as the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.
At all other times the President shall have responsibility for the active management of the business of the Corporation subject to the control of the board of directors and, if the Chairman of the Board or another person has been designated by the board of directors as the Chief Executive Officer, he shall report to the Chief Executive Officer under and subject to the control of the Chief Executive Officer and the board of directors. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the board of directors, or by these Bylaws to some other officer or agent of the Corporation. In general, subject to the direction of the Chief Executive
Officer and the board of directors, the President shall perform all duties incident to the office of president and such other duties as the Chief
Executive Officer or the board of directors may from time to time prescribe.

     SECTION 6.6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is chosen, shall be chosen from among the members of the board. If the Chairman of the Board has not been designated by the board of directors as the Chief Executive Officer, then the Chairman of the board shall, in his capacity as chairman, shall not have any authority with respect to the business, financial affairs, or day-to-day operations of the Corporation and otherwise shall perform only such duties as may be delegated to the Chairman of the board by the Chief Executive Officer or by the board of directors.

     SECTION 6.7. VICE CHAIRMAN OF THE BOARD. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, and only if the Chairman of the Board has been designated by the board of directors as the Chief Executive Officer, the Vice Chairman, or if there be more than one, the Vice Chairmen, in the order determined by the board of directors, shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. If the Chairman of the Board has not been designated by the board of directors as the Chief Executive Officer, then, subject to the direction of the Chief Executive Officer and the board of directors, the Vice Chairman or Vice Chairmen shall perform such duties and have such powers as the Chief Executive Officer or the board of directors may from time to time prescribe.

     SECTION 6.8. VICE PRESIDENT. In the absence of the President or in the event of his inability or refusal to act, the Vice President (or in the event there be more than one Vice President, then the other Vice President or Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the board of directors may from time to time prescribe.

     SECTION 6.9. SECRETARY. The Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the Chief Executive Officer, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

     SECTION 6.10. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer or the board of directors may from time to time prescribe.

     SECTION 6.11. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the board of directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall sign all checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation and shall determine the depository or depositories in which the funds of the Corporation may be deposited. If required by the board of directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 6.12. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer or the board of directors may from time to time prescribe.

     SECTION 6.13. ADDITIONAL POWERS; DELEGATION. In addition to the foregoing powers, authority and duties, all officers of the corporation shall respectively have such authority and powers and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors. In the absence of any officer of the Corporation, or for any other reason the board of directors may deem sufficient, the board of directors may delegate the powers or duties, or any of such powers or duties, of any officers or officer to any other officer or to any director.

     SECTION 6.14. COMPENSATION. The board of directors shall have the authority to establish reasonable compensation of all officers for services to the Corporation.


                                  ARTICLE VII

                             CERTIFICATES FOR SHARES

     SECTION 7.1. CERTIFICATES OF SHARES. The shares of the Corporation shall be represented by certificates, provided that the board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the board of directors, Chief Executive Officer, or the President or Vice President, and by the Chief Financial Officer, Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile.

     SECTION 7.2. SIGNATURES OF FORMER OFFICER, TRANSFER AGENT OR REGISTRAR. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.

     SECTION 7.3. TRANSFER OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of certificate for such shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat a registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise have and exercise all of the right and powers of an owner of shares.

     SECTION 7.4. LOST, DESTROYED OR STOLEN CERTIFICATES. Whenever a certificate representing shares of the Corporation has been lost, destroyed or stolen, the holder thereof may file in the office of the Corporation an affidavit setting forth, to the best of his knowledge and belief, the time, place, and circumstance of such loss, destruction or theft together with a statement of indemnity sufficient in the opinion of the board of directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. Thereupon the Board may cause to be issued to such person or such person's legal representative a new certificate or a duplicate of the certificate alleged to have been lost, destroyed or stolen. In the exercise of its discretion, the board of directors may waive the indemnification requirements provided herein.


                                  ARTICLE VIII

                                    DIVIDENDS

     The board of directors of the Corporation may declare and pay dividends upon the shares of the Corporation's capital stock in any form determined by the board of directors, in the manner and upon the terms and conditions provided by law.


                                   ARTICLE IX

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 9.1. CONTRACTS. The board of directors, except as otherwise provided in these bylaws, may authorize and empower any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such power and authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors, or within the agency power of an officer, or unless authorized by the chief executive officer or the treasurer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

     SECTION 9.2. CHECKS, DRAFTS, ETC. From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

     SECTION 9.3. DEPOSITS. The funds of the Corporation may be deposited or invested in such bank account, in such investments or with such other depositaries as determined by the officer of the Corporation specifically designated in these bylaws or as determined by the board of directors.


                                   ARTICLE X

                                   AMENDMENTS

     These Bylaws may be adopted, amended or repealed only by the Corporation's directors unless otherwise required by the certificate of incorporation or the General Corporation Law of the State of Delaware, as amended.

                                   ARTICLE XI

                                 INDEMNIFICATION

     SECTION 11.1. ACTIONS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in accordance with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     SECTION 11.2. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     SECTION 11.3. INDEMNIFICATION AGAINST EXPENSES. To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 11.1 and 11.2 of this Article or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     SECTION 11.4. AUTHORIZATION OF INDEMNIFICATION. Any indemnification under Sections 11.1 and 11.2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification or the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 11.1 and 11.2 of this Article. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if a quorum of disinterested directors cannot be obtained, the determination will be made by majority vote of a committee duly appointed by the board of directors and consisting solely of two or more directors not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee or
(3) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the shareholders.

     SECTION 11.5. PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     SECTION 11.6. PROVISIONS NOT EXCLUSIVE. The indemnification provided by this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

     SECTION 11.7. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article XI.

     SECTION 11.8. NOTICE TO SHAREHOLDERS. If the corporation has paid indemnity or has advanced expenses to a director, officer, employee or agent, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

     SECTION 11.9. DEFINITIONS. For purposes of this Article XI, references to "the corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

     For purposes of this Article XI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the corporation" referred to in this
Article XI.

     SECTION 11.10. PAYMENTS OF BUSINESS EXPENSE. Any payments made to any indemnified party under these Bylaws or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the corporation, and payment thereof shall not subject any person responsible for the payment, or the board of directors, to any action for corporate waste or to any similar action.